Exhibit 3.69

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION, AS AMENDED

OF

FORTUNE BRANDS WINDOWS, INC.

The undersigned, pursuant to Title 8, Section 242 of the Delaware General Corporation Law (“DGCL”) (8 Del. C. §242), duly executes and files this Certificate of Amendment to the Certificate of Incorporation, as amended (the “Amendment”) of Fortune Brands Windows, Inc. (the “Company”), and certifies as follows:

FIRST: The name of the Company is “Fortune Brands Windows, Inc.”

SECOND: Article FIRST of the Certificate of Incorporation, as amended, of the Company is hereby deleted and replaced in its entirety with the following language:

“The name of the corporation is Simonton Windows & Doors, Inc. (the “Corporation”).”

THIRD: The board of directors of the Company, by unanimous written consent, has approved this Amendment in accordance with Title 8, Section 242 of the DGCL.

FOURTH: This Certificate of Amendment shall be effective as of September 30, 2014 for accounting purposes only.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of September 30, 2014.

FORTUNE BRANDS WINDOWS, INC.

By:	/s/ Gary E. Robinette
Name:	Gary E. Robinette
Title:	Chairman of the Board

CERTIFICATE OF MERGER

OF

DIXIE PACIFIC MANUFACTURING LLC

(an Alabama limited liability company)

INTO

SIMONTON HOLDINGS, INC.

(a Delaware corporation)

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Simonton Holdings, Inc., a Delaware corporation (“Simonton”), and the name of the limited liability company being merged into the surviving corporation is Dixie Pacific Manufacturing LLC, an Alabama limited liability company (“Dixie”).

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation shall be changed from “Simonton Holdings, Inc.” to “Fortune Brands Windows, Inc.” by replacing Article FIRST of this Company’s Certificate of Incorporation with “The name of the corporation is Fortune Brands Windows, Inc. (the “Corporation”).”

FOURTH: The merger is to become effective upon filing of this Certificate of Merger.

FIFTH: The Agreement and Plan of Merger is on file at Fortune Brands Home & Security LLC, 520 Lake Cook Road, Deerfield, IL 60015.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation of member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, as amended.

*******

This Company has caused this Certificate of Merger to be signed by its duly authorized officer this 11 day of August 2011.

SIMONTON HOLDINGS, INC.

By:	/s/ Mark Savan
Name:	Mark Savan
Title:	President

CERTIFICATE OWNERSHIP AND MERGER

OF

HY-LITE PRODUCTS, INC.

(a West Virginia Corporation)

INTO

SIMONTON HOLDINGS, INC.

(a Delaware corporation)

Simonton Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that:

1.	The Company is the new owner of all outstanding shares of capital stock of Hy-Lite Products, Inc., a West Virginia corporation (“Hy-Lite”).

2.	The laws of the jurisdiction of organization of Hy-Lite permit the merger of a corporation of that jurisdiction with and into a corporation of another jurisdiction.

3.	On August 10, 2011 the Board of Directors of the Company adopted the following resolutions to merge Hy-Lite with and into the Company:

“RESOLVED, that Hy-Lite Products, Inc., a West Virginia corporation (“Hy-Lite”), all of the issued and outstanding shores of capital stock of which are owned by this Company, be merged with and into this Company (the “Hy-Lite Merger”), with this Company continuing as the surviving corporation following the Hy-Lite Merger and that all of the estate, property, rights, privilege, powers and franchises of Hy-Lite shall be vested In, held by and enjoyed by this Company; and further

RESOLVED, that this Company shall assume all of the obligations of Hy-Lite; and further

RESOLVED, that the separate corporate existence of Hy-Lite shall cease upon the effective time of the Hy-Lite Merger pursuant to the provisions of the General Corporation Law of the State of Delaware: and further

RESOLVED, that the issued and outstanding shares of capital stock of Hy-Lite shall not be converted in any manner, but each of said issued and outstanding shares of capital stock as of the effective time of the Hy-Lite Merger shall be surrendered and extinguished; and further

RESOLVED, that the issued and outstanding shares of capital stock of this Company shall not be converted in any manner, but each of said issued and outstanding shares of capital stock as of the effective time of the Hy-Lite Merger shall continue to represent one issued and outstanding share of capital stock of this Company; and further

RESOLVED, that this Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, the State of West Virginia and any other applicable jurisdiction and will cause to be performed all necessary acts within the State of Delaware, the state of West Virginia and any other applicable jurisdiction; and further

RESOLVED, that the Agreement and Plan of Merger, in the form attached is approved; and further

RESOLVED, that the Certificate of Ownership and Merger setting forth a copy of these resolutions shall become effective upon filing with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Company are authorized to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, certificates, instruments or other papers, and to do, or cause to be done, all such acts and things, in the name and on behalf of this Company and under its corporate seal or otherwise, as they may deem necessary or appropriate to effectuate or carry out the Hy-Lite Merger and the purposes and intent of the foregoing resolutions.”

4.	This Certificate of Ownership and Merger and the merger of Hy-Lite with and into the Company, as provided above, shall become effective upon filing with the Secretary of State of the State of Delaware.

*******

This Company has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 10th day of August 2011.

SIMONTON HOLDINGS, INC.

By:	/s/ Mark Savan
Name:	Mark Savan
Title:	President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION, AS AMENDED

OF

SBR SIMONTON HOLDINGS, INC.

The undersigned, pursuant to Title 8, Section 242 of the Delaware General Corporation Law (“DGCL”) (8 Del. C. §242), duly executes and files this Certificate of Amendment to the Certificate of Incorporation, as amended (the “Amendment”) of SBR Simonton Holdings, Inc. (the “Company”), and certifies as follows:

FIRST. The name of the Company is “SBR Simonton Holdings, Inc.”

SECOND. Article FIRST of the Certificate of Incorporation, as amended, of the Company is hereby deleted and replaced in its entirety with the following language:

“The name of the corporation is “Simonton Holdings, Inc.”

THIRD. The board of directors of the Company, by unanimous written consent, has approved this Amendment in accordance with Title 8, Section 242 of the DGCL.

FOURTH. This Certificate of Amendment shall be effective as of December 31, 2006.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of December 18, 2006.

SBR SIMONTON HOLDINGS, INC.

By:	/s/ Bruce A. Carbonari
Name:	Bruce A. Carbonari
Title:	President

CERTIFICATE OF MERGER

MERGING

SBR, LLC

WITH AND INTO

SBR SIMONTON HOLDINGS, INC.

The undersigned, pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, hereby certifies to the following facts relating to the merger of SBR, LLC, an Illinois limited liability company (the “Terminating Corporation”) with and into SBR Simonton Holdings, Inc., a Delaware corporation (the “Surviving Corporation”):

FIRST: The name and state of incorporation of each constituent corporation is as follows:

Name	State of Incorporation

SBR, LLC	Illinois

SBR Simonton Holdings, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of December 22, 2006 (the “Agreement”), by and among the Surviving Corporation and the Terminating Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Title 8, Section 264 of the Delaware General Corporation Law;

THIRD: The name of the Surviving Corporation shall be “SBR Simonton Holdings, Inc.”;

FOURTH: The certificates of incorporation of the Surviving Corporation shall be its certificate of incorporation;

FIFTH: The merger shall become effective as of December 31, 2006;

SIXTH: An executed copy of the Agreement is on file at the registered office of the Surviving Corporation, Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; and

SEVENTH: A copy of the Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder or member of any party to the merger; and

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Merger this 18 day of December, 2006.

SBR SIMONTON HOLDINGS, INC.

By:	/s/ Craig P. Omtvedt
Name:	Craig Omtvedt
Title:	Vice President

CERTIFICATE OF MERGER

MERGING

METALLON, INC.,

SBR INSTALLATION SERVICES, INC. AND

SBR VENTURES, INC.

WITH AND INTO

SBR SIMONTON HOLDINGS, INC.

The undersigned, pursuant to Title 8, Section 252 of the Delaware General Corporation Law, hereby certifies to the following facts relating to the merger of Metallon, Inc. (“Metallon”), SBR Installation Services, Inc. (“SBR Installation”), and SBR Ventures, Inc. (“SBR Ventures,” together with Metallon and SBR Installation, the “Terminating Corporations”), each a West Virginia corporation, with and into SBR Simonton Holdings, Inc., a Delaware corporation (the “Surviving Corporation”)

FIRST: The name and state of incorporation of each constituent corporation is as follows:

Name	State of Incorporation

Metallon, Inc.	West Virginia

SBR Installation Services, Inc.	West Virginia

SBR Ventures, Inc.	West Virginia

SBR Simonton Holdings, Inc.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of December 22, 2006 (the “Agreement”), by and among the Surviving Corporation and the Terminating Corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Title 8, Section 252 of the Delaware General Corporation Law;

THIRD: The name of the Surviving Corporation shall be “SBR Simonton Holdings, Inc.”;

FOURTH: The certificates of incorporation of the Surviving Corporation shall be its certificate of incorporation;

FIFTH: The merger shall become effective as of December 31, 2006;

SIXTH: An executed copy of the Agreement is on file at the registered office of the Surviving Corporation, Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808;

SEVENTH: A copy of the Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any party to the merger; and

EIGHTH: The authorized capital stock of each Terminating Corporation is 50,000 common shares, par value $1.00.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Merger this 18 day of December, 2006.

SBR SIMONTON HOLDINGS, INC.

By:	/s/ Bruce A. Carbonari
Name:	Bruce A. Carbonari
Title:	President

CERTIFICATE OF INCORPORATION

OF

SBR SIMONTON HOLDINGS, INC.

The undersigned, for the purpose of forming a Corporation under the General Corporation Law of the State of Delaware (the “DGCL”), hereby duly executes and files this Certificate of Incorporation and certifies as follows:

FIRST. The name of the corporation is “SBR Simonton Holdings, Inc.” (the “Corporation”).

SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH. The Corporation shall be authorized to issue 1,000 shares of common stock, par value $1.00.

FIFTH. The Board of Directors of the Corporation is authorized to make, alter or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

SIXTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the DGCL, as the same may exist or may hereafter be amended. All rights, preferences and privileges conferred upon stockholders, directors or my other persons by and pursuant to this Certificate of Incorporation, as the same may exist or may hereafter be amended, are granted subject to the right reserved under this Article SIXTH.

SEVENTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same may exist or may hereafter be amended.

Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

EIGHTH. The Corporation shall, to the extent required, and may, to the extent permitted by the DGCL, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto.

NINTH. The name and mailing address of the incorporator is Erin Glezen Stone, Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, IL 60601.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 7th day of June, 2006.

/s/ Erin Glezen Stone
Incorporator